CSFB 04-4 (#1)

Pay rules

1.

Pay to the NAS Priority 1A4SA until retired.

2.

Concurrently as follows:

a.

19.9999942857143% as follows:

i.

Pay to the 1A1 until retired.

ii.

Pay to the 1A2 until retired

iii.

Concurrently as follows:

1.

49.0695983555235% pay to the 1A3 until retired.

2.

50.9304016444765% pay to the 1A8 and 1A9 in that order until retired.

b.

80.0000057142857% as follows:

i.

Pay to the 1A11X until retired.

ii.

Pay to the 1A12 and 1A13 in that order, until retired.

3.

Pay to the 1A5 until retired.

4.

Pay to the 1A4S4 until retired.

Notes

●

Collateral – 30 Yr Jumbo A

●

Targeted Passthru Rate – 6.0

●

Pricing Speed – 100 PPC (starting at 6 CPR to 18 CPR in 12 months, remaining at 18CPR  for life)

●

NAS Bonds –1A4S4 - standard NAS bond, 60 mos of hard lockout (apply shift to both sched and unsched prin)

●

IO Bonds –

IO1= 0.25/6.0 X (1A2 balance)

IO2=  0.25/6.0 X (1A3 balance)

●

PO Bonds – None

●

PAC Bonds – None

●

TAC Bonds – None

●

Z Bonds – None

●

Floater Bonds – None

●

Inverse - None

●

Death Put, Living Put, Lottery (1000 x 1000) – None

●

AAA Mezzanine Bonds –  None

●

VADM - None

●

Residual Class – None

●

Settle – 7/30/2004

●

Collateral Assumptions:

O

Gross Coupon: 6.50

O

Net Coupon: 6.0

O

Cut-Off balance: 212,765,957

O

Original balance: 212,765,957

O

Wam: 357

O

Age 3